Exhibit 10.6

NC – 62603

Updated: 31 October, 2013

Agreement of Lease – High-Tech Village

Made and executed in Jerusalem this 7th day of November 2013.

Between:

The Jerusalem Industrial Zone Management and Development Administration Ltd., (corporate number 51-254450-3) (hereinafter: “JIZMD”) and/or the Lessor) by the Hebrew University Property Company Ltd., of the High-Tech Village – Annex 2.9, Edmond J.Safra, Campus, Givat Ram, Jerusalem, of the one part;

AND

Company: Biocancell Therapeutics Israel Ltd., (corporate number: 513597856).

Of ______________

By its authorized representatives:

Mr. Aharon Schwartz I.D. 003651627, Position: Chairman; and

Mr. Jonathan Burgin, I.D. 012714515, Position: CEO.

(hereinafter – “the Lessor”) of the other part.

WHEREAS:	(1)
The Hebrew University of Jerusalem (hereinafter: “the University”) is the proprietor of the rights in annexe 1.3 having a total area of 255 square meters (hereinafter: “the Annexe”) situated in the Alef Student Dormitories Complex.

(hereinafter: “the Complex”) on the Edmond J. Safra Campus, Givat Ram, Jerusalem;

(2)	The University, in partnership with the JIZMD have promoted the construction of a dedicated section for high-tech companies in the area of the Project (hereinafter: “the Project”);

(3)	The Lessee is desirous of leasing an area of 180 square meters in the Annexe according to the plan attached hereto (hereinafter: “the Premises”);

(4)
The Lessee has received the University’s approval for its fitness to enter into an agreement of lease of the Premises for customizing by way of adaptation works, the Premises (hereinafter: “the Adaptation Works”);

(5)
The Lessee declares that it has no right in the Premises according to the Tenants Protection Law (Consolidated Version 5732-1972 or any other statute enabling and the Lessee has not paid to the University or to the JIZMD directly or indirectly, any keymoney;

(6)
The Lessee declares that it is aware that this agreement of lease neither confers now or hereafter any status of a protected tenant according to the Tenants Protection Law (Consolidated Version), 5732-1972, and that it will be required to quit the Premises on the expiration of the term of the lease or on the lapse or abrogation of this Agreement, for any reason whatsoever, whichever is the earlier;

(7)	Whereas the Lessee is desirous taking, and the JIZMD is desirous of granting a lease to the Lessee of the Premises pursuant and subject to the terms herein contained;

It is therefore agreed, stipulated and declared between the parties as follows:

1.	Preamble

1.1	The preamble to this Agreement, including the declarations therein contained, constitute an integral part hereof.

1.2	To this Agreement are attached the following Appendices which constitute an integral part hereof:

Appendix “A” – “Insurance Certificate”.

Appendix “B” – “Adaptation Works Appendix”.

Appendix “C” – “Form of Bank Guarantee”.

Appendix “D” – “Insurance Certificate – Contracting Works”.

Appendix “E” – “Security and Transport Appendix”.

Appendix “F” – “Safety Appendix”.

2.	The Lessor’s declarations

The Lessor declares that:

2.1
It has not paid nor undertaken to pay in any form and manner whatsoever and at the University and/or the JIZMD has not received nor undertaken to receive any form or manner whatsoever in respect of the Premises, keymoney and/or any other sum whatsoever other than the payments described in this Agreement.

2.2
The provisions of the Tenants Protection Law (Consolidated Version), 5732-1972 nor of any future tenants protection laws will apply with respect to the Premises or to this Agreement, and the Lessee is neither nor shall it be in any form whatsoever, a protected tenant.

2.3
It has been well explained to it that the JIZMD willingness to grant a lease to it of the Premises is predicated on the provisions of this clause and the provisions contained in the preamble to this Agreement regarding the fact that this is an unprotected tenancy.

2.4
It maintains books of account according to the provisions of the Income Tax Ordinance and the Value Added Tax and reports to those authorities pursuant to statute, that it holds a certificate to that effect pursuant to the provisions of the Public Bodies Transactions (Bookkeeping Enforcement) Law, 5747-1987, and that it will furnish such certificate to the JIZMD prior to the signature of this Agreement.

2.5	It has examined and found as suitable for its needs, the Premises and waives any claim of defect or non-conformity in connection with the Premises.

The Lessee further declares that it has visited and checked the Complex, including the access roads, and found the same to be suitable to its needs and that it is entering into this Agreement on the basis of its examinations and not on the basis of any representation whatsoever.

2.6
It is aware that the JIZMD is scheduled to grant a lease of the annexes in the Complex and/or varies in the Annexe (to the extent the Lessee is not taking a lease of the Annexe in its entirety) to other startup companies, and it shall have no claim against the University or the JIZMD with respect to the fields and/or manner or operation of the other companies provided that it will not affect the reasonable use of the Premises.

2.7	This clause is a principal term of this Agreement, the breach thereof will constitute a fundamental breach.

3.	Term of the Agreement

3.1	The JIZMD hereby grants to the Lessee a lease of the Premises for a term of 33 months commencing from 1 January, 2014 and expiring on 30 September, 2016 (hereinafter – “the Lease Term”).

It is clarified that the date of the commencement of the lease is conditional on the conclusion of renovations of the Annexe and the adaptation thereof to the Lessee’s needs pursuant to Appendix “B” and that changes may occur in that date and the Lessee will have no claim by reason thereof.

3.2	Either party may terminate this Agreement of Lease prior to the expiration of the Lease Term provided that notice to that effect will be given by it to the counterparty 90 days in writing in advance.

3.3
On the date of the termination of the Agreement, including the termination thereof prior to the expiration of the Lease Term, the Lessee will not be entitled to any reimbursement in respect of works that it will have carried out at the Premises nor will it have any claim in connection therewith.

4.	Purpose of the lease

4.1	The Lessee undertakes to use the Premises for office purposes of the Company only subject to law (hereinafter – “the Lease Purpose”).

The Lessee may not use the Premises for any other purpose.

This clause is a principal term of this Agreement, the breach thereof will constitute a fundamental breach.

4.2
The University or the JIZMD bear no responsibility whatsoever towards the Lessee including in all aspects relating to the adaptation of the Premises for its purpose and in all aspects relating to the Lessee’s ability to obtain a business licence and/or any other permit required (hereinafter: “Business Licence”) that is required for the Lease Purposes of the Premises.

4.3
The Lessee is solely responsible for obtaining a Business Licence from the competent authority, at its own expense. Failure to obtain a Business Licence will not entitle the Lessee to terminate or suspend the Agreement of Lease, and the Lessee declares that it will be, notwithstanding whether it will have examined or not examined at the competent authorities its ability to obtain such a Business Licence, solely and fully responsible for the issuance of the Business Licence and the same will not constitute any cause for the termination or suspension of the Agreement of Lease.

4.4	The Lessee undertakes to manage the business at the Premises, according to the Lease Purpose, lawfully and in accordance with any lawful permit and licence.

4.5
If the competent authority will subject the grant of the Business Licence and/or the extension thereof to the making of changes at the Premises, then the Lessee will be required to obtain the University’s and the JIZMD’s consent in advance and in writing. If the Lessee will be unable to obtain a licence following the University’s or JIZMD’s refusal to the making of the changes, this Agreement will be null and void without any right of action of the parties against one another.

Only if the Lessee obtains the University’s JIZMD’s prior consent in advance and in writing, will be it entitled to make the changes that will have been approved by the University and the JIZMD in accordance with a pre-approved plan in writing, by the University and the JIZMD.

The making of the changes will be at and on the Lessee’s expense and responsibility, and the University and/or the JIZMD will have the authority to effect the works independently or inspect the performance thereof. In all aspects relating to the changes that have been made in the Premises according to this clause, the provisions contained in Clause 6 hereof will similarly apply.

5.	Structure and equipment

5.1.1
The Premises will be adapted to the Lessee’s needs by the JIZMD and/or parties on its behalf (hereinafter: “the Contractor”) according to plans and specifications that have been prepared by the JIZMD and approved by the Lessee, and which are attached hereto as Appendix “B” (Adaptation Works Appendix).

The Contractor will use its best ability to complete the Adaptation Works by the date of the commencement of the lease but no delay in the delivery of the Premises by reason of the continuation of the Adaptation Works will confer upon the Lessee any right against the University or the JIZMD or the Contractor, but in such event, the date of the commencement of the lease will be deferred until the date of the conclusion of the Adaptation works.

5.1.2
Any further change that will be requested by the Lessee beyond that contained in Appendix “B”, will be made at the Lessee’s expense, by the Contractor or in accordance with its approval (subject and provided in clause 6.1 hereof) only. It is hereby expressly clarified that the JIZMD and/or the Contractor will finance the renovation works up to a cost cap of NIS 200,000 (exclusive of VAT).

The Lessee will pay the full costs of the renovation in excess of the sum of NIS 200,000.

The Lessee will, at the time of the signature of this Agreement, deliver a check to the order of the JIZMD in a sum of NIS 100,000 as an advance on account of its share of the cost of the renovation.

5.1.3
The taking of possession of the Premises by the Lessee and its signature on a delivery memorandum, will constitute approval on the part of the Lessee to the effect that it has examined the Premises and found the same to have been adapted in accordance with the provisions of this Agreement, and that it neither has nor will have any claims in relation to the performance of the works other than those that are contained in the memorandum.

5.1.4
To the extent the Lessee will wish, during the currency of the Lease Term, to effect renovation works at the Premises, it will be required to submit detailed work plans to the JIZMD and to the University, in writing, in advance.

The Lessee will furnish to the JIZMD, prior to the commencement of the performance of the renovation works, with confirmation of the existence of insurances of the performing contractors of the renovation, in the form attached hereto as Appendix “D”, the same being signed by an insurance company.

5.1.5
On the conclusion of the performance of the renovation, all the improvements that will have been made in the Premises in the Annexe and in the fixtures to the Annexe, will become the property of the University and the Lessee will not be entitled to any reimbursement or compensation in respect of the works and the installations that it has made in the Premises, in any event whatsoever.

5.2	Maintenance and repairs

5.2.1	Definitions

”Systems”
All components of the electrical systems, water, plumbing, central airconditioning systems, fire disclosure and detection, that have been installed in the Premises and/or in the Annexe or in any other annexe, that are used by the Lessee at the Premises.

”Equipment”	Anything that is not fixed to the Premises and/or to the Annexe and which has been purchased by the Lessee for its use, such as: computers, furniture, electrical appliances.
“Fixtures”
Anything which from the standpoint of the nature and use thereof as is customary, is fixed to the building permanently (even if it can be dismantled), such as: airconditioners, fire extinguishing equipment (fire extinguishers, water hoses), electricity board etc.

”Infrastructures”	Central campus systems, outside the area of the Premises and the Annexe, such as electrical, water and central sewerage systems.

5.2.2	Equipment

The Lessee will purchase at its own expense all of the equipment required by itto operate the Premises.

It is clarified that the Equipment is the Lessee’s property, unless otherwise agreed in writing between it and the JIZMD, and upon disagreement coming to an end, at any time, the Lessee will remove the Equipment belonging to it, at its own expense.

5.2.3	Systems and fixtures

The Lessee undertakes to use the systems and fixtures that are installed or which will be installed in the Premises, fairly and cautiously, to retain the integrity and work ability thereof and fix any damage, malfunction or defect therein that will be caused as a result of its use at its own expense, save for fair wear and tear.

If the Lessee is the party that installed the systems and the fixtures, it will be exclusive and responsible also to repair breakdowns and damage that results from normal use and wear.

5.2.4	The Premises and Infrastructures

The Lessee undertakes to use the Premises and the Infrastructures fairly and cautiously and retain the integrity and work ability thereof.

The Lessee will bear the funding of any damage that will be caused to the Premises, the Annexe or to the Infrastructures, as a result of its incautious use.

5.3
The Lessee undertakes to notify the University’s Building and Maintenance Section (hereinafter: “BMS”)) of any harm to the Premises or the Infrastructures and/or the Systems and/or in the Fixtures, immediately.

Repair of the defects will be carried out in every case solely by means of the BMS, the payment for the repair to be paid pursuant to clause 5.2 above.

5.4
Should the Lessee not fulfil the terms of this clause, the University and/or the JIZMD may, without derogating from their right to any remedy or other relief, to sue the Lessee, both during the Lease Term, or subsequently, for the full amount of the repair price or the expenses of repair, even before the University and/or the JIZMD will have effectively executed the repairs or repair of the damages.

5.5	The Lessee undertakes to effect, at its own expense, preventive maintenance works according to the rules customary in the University and as required by law.

6.	Condition of the Premises

6.1
The Lessee hereby acknowledges that it has taken the Premises in its present condition upon “As Is” and that the Premises are suitable for its needs and for the Lease Purpose, subject as provided in clause 5.1 above and that on the date of the execution of this Agreement, the Adaptation Works which the Lessor is required to effect as will be agreed between the parties, have yet to be executed. The Lessee undertakes to keep the Premises and the condition thereof in good order and may not make therein any modifications, repairs or additions whatsoever whether internal or external (hereinafter – “Modifications and Additions”) unless it first receives the written consent of the University and the JIZMD, and after receiving all of the permits that are required to do so, by law.

6.2
Without derogating from the foregoing, if the Lessee will make in the Premises Modifications or Additions, the University and/or the JIZMD will have the right and the option, at their sole discretion, to demand the removal thereof and restoration of the Premises to their former condition, all at the Lessee’s expense, or take the Premises together with the Modifications and the Additions, and the latter will become the full property of the University. The University and/or the JIZMD will notify the Lessee of their choice in accordance with the foregoing, on the date on which they approve the Modifications and the Additions.

The Lessee will have no claim or demand against the University and/or the JIZMD in respect of the Modifications and the Additions and/or in respect of its investment therein, unless otherwise agreed in advance in writing.

This clause is a principal term and the breach thereof will constitute a fundamental breach.

7.	Employees

7.1
The Lessee declares that it operates as an independent corporate body whose actions are unrelated to the University, other than as detailed in the letter of the Yissum company of 27 June, 2013 (that is attached hereto) and/or unrelated to the JIZMD in any manner whatsoever and that the Complex constitutes a place of operation only for its business and independent activity.

7.2
The Lessee declares that nothing herein contained or in any of the terms thereof shall create in the labour relations [employer-employee relationship] between the Lessee or any person on its behalf (1) and the University and/or the JIZMD (2), on the other.

7.3	The Lessee shall solely bear the payments that are due to or relate to his employees, including wages, income tax, social security and any tax or levy or loan and any other social benefit.

7.4
The Lessee undertakes to pay its employees wages and provide social benefits in accordance with the provisions of the collective agreements applicable to it, and also to act towards them in accordance with the provisions of any law in force, and in particular, according to the work and safety legislation.

It is hereby expressly declared that the Lessee shall employ workers solely above the age permitted by statute.

7.5
If the University and/or the JIZMD be sued for payment of any payments that apply to the Lessee as stated above, the Lessee undertakes to pay any such sum forthwith upon the University’s or JIZMD’s demand.

7.6	Subordination to the University’s security infrastructure and defense procedures:

7.6.1
The University may demand from the Lessee to cease employing at the Premises any employee who, at the University’s discretion, is unsuitable, provided that it will not do so without reasonable cause that will be set out in writing.

The Lessee undertakes to forward a list of its employees having their place of residence in the Judea and Samaria and/or Gaza Strip regions, to the University’s Security Department, every 6 months.

The Lessee undertakes to notify the University’s Security Department immediately upon any addition or change being made in the above list of employees.

7.6.2	Entry passes to the Campus and the Complex will be in accordance with that stated in Appendix “E” (“Safety and Transport Appendix”).

8.	Cleaning, the environment, safety and statutory compliance

8.1
The Lessee undertakes to attend, at its own expense, on a daily basis, to the cleaning and sanitary conditions at the Premises and observe all and any provision or directive of the Ministry of Health or of the Environment and/or of any other competent authority or of the University and/or the JIZMD. The Lessee will disinfect the Premises against rodents and pests at its own expense, by prior arrangement with the University and the JIZMD.

The Lessee will attend to dispose of the waste in the adjacent waste container including removing waste or toxic effluents as required by law, all at its own expense.

8.2
The Lessee undertakes to use and operate the Premises in accordance with the statutory provisions, bye-laws, regulations, orders, zoning regulations and the license of any competent authority to which it is subject with respect to the Premises and/or the lease of the dedicated premises.

8.3
The Lessee undertakes to act in accordance with the safety rules, particularly in all aspects relating to gas installations (if any) observe the fire prevention and firefighting procedures and acquire or maintain at its expense, all preventive and safety equipment that is required in order to implement and keep the relevant provisions and procedures.

The Lessee will forward to the University, once a year, in January, confirmation from an authorized company of a check of the safety, detection and extinguishing equipment in the Premises, and the work ability thereof.

8.4	The Lessee undertakes to conform with the instructions of the University’s Safety and Hygiene Department in all matters relating to the handling and prevention of harmful occurrences.

8.5
The Lessee undertakes to use the Premises in a manner that will not cause any nuisance to the environment, work and the University studies or to the persons who are in or visiting the Complex or in its vicinity. The Lessee will prevent nuisances, smells and/or smoke or noise or toxins and administer the Premises in the proper manner, with maximum emphasis on cleaning the Premises and its surroundings.

8.6
The Lessee undertakes not to hang signs or any other item whatsoever on the external walls of the Premises other than of a size that will be pre-approved by the University and will receive the approval of the competent entities and/or authorities.

8.7	This clause is a principal term the breach of which constitutes a fundamental breach of this Agreement.

9.	Expenses and payment of consideration

9.1
The Lessee undertakes to pay the JIZMD during the Lease Term, in respect of the Premises, monthly rent in the sum of NIS 10,544 (ten thousand, five hundred and forty four shekels) per month, with the addition of lawful VAT.

9.1.1
The rent will be linked to the CPI as published from time to time by the Central Bureau of Statistics or such other competent body that will replace it, the base CPI being that for the month of September 2013, which stands at 102.3 points according to the 2012 base and the new CPI is that known at the time of the making of the actual payment.

If, however, it transpires that the new CPI has fallen or has not risen compared with the previous known CPI, the rent will be paid according to its nominal value, as of the last payment that was paid.

9.1.2	The Lessee will be exempt from paying rent only in respect of the first two months of the lease.

9.1.3
In addition to that provided in clause 9.1.2 above, the Lessee shall be exempt from paying rent only in respect of the last month of the lease (September 2016). Should the Lessee terminate the lease on an earlier date, it will not be entitled to an exemption for that month.

9.2	The rent will be paid once every three months in advance, commencing from the date of the commencement of the Lease Term.

The Lessee will deposit with the JIZMD, prior to the commencement of the Lease Term, postdated checks in respect of the entire Lease Term.

Indexation differentials will be paid on the date on which the duty to pay arises.

9.3	The rent is exclusive of VAT.

The Lessee will add to each payment the VAT amount that is due in respect of that payment.

9.4	City taxes

The Lessee undertakes to register itself as the occupier with the Jerusalem municipality, within fourteen days of the signature of this Agreement, and furnish to the University certification in writing thereof.

The Lessee will bear the payment of the city taxes in accordance with the amounts and on the dates prescribed by the local authority.

The Lessee will forward to the University confirmations of the payment of the city taxes each year, or upon the University’s demand.

9.5	House committee

9.5.1	The Lessee will bear payment of the house committee fees constituting participation in the overall maintenance costs of the Complex and the campus.

9.5.2	The house committee fees are NIS 4.67/per square meter a month, commencing from 1 January, 2013.

The house committee fees will be linked to the CPI on an annual basis, the base CPI being that known at the beginning of the calendar year (1 January) falling after the date of the signature of the Agreement, and the new CPI is that known at the end of each year, from the date of the base CPI.

9.5.3
On the signature of this Agreement, the Lessee will deposit with the University quarterly checks to the order of The Hebrew University of Jerusalem dated the first day of each calendar quarter, in the sum of NIS 2,522 for each check.

This amount constitutes payment of house committee fees in respect of three months.

Indexation differentials will be paid once a year as detailed in clause 9.5.2 above and within 15 days of the date of the issue of the demand.

9.6
The Lessee will bear the payment of electricity, water, fuel, steam, gas and waste removal and every payment in respect of the Premises maintenance applicable to tenants (all maintenance expenses of the Premises being hereinafter called: “current use”). The payment amount will be set according to a metre reading to the extent such exists, or according to an assessment or calculation according to the findings of the University using the method and on the conditions customary with respect to the remaining factors above and/or tenants of the University areas.

9.7
On the signature date of this Agreement, the Lessee will deposit with the University quarterly checks to the order of The Hebrew University of Jerusalem dated the first day of each calendar quarter, in the sum of NIS 5,000 each check.

This amount constitutes payment in advance for the current usage in respect of the use of the Premises for the period of three months.

Whereas the amount mentioned is being paid in accordance with an assessment only, then, to the extent the cost of the current usage will be higher, the Lessee undertakes to make up the balance in respect thereof, although to the extent the cost of the usage will be lower than the amount that has been paid, the difference will be credited to the Lessee in the books of account and to the extent any balance remains at the end of the Lease Term, the University will ensure that the balance will be repaid to the Lessee, subject and after the actual making of all payments.

9.8
Each payment applicable to the Lessee according to this Agreement which is past due will bear arrears interest at the rate then customary in Bank Leumi le-Israel for overdraft accounts, from the date of the payment according to this Agreement until the actual payment.

The interest will be calculated on a daily basis.

9.9	This clause is a principal term and the breach thereof shall constitute a fundamental breach of this Agreement.

9.10
The Lessee undertakes to supply the University and/or JIZMD, at its own expense, every quarter, or upon a special demand in writing, with the financial transactions in the University’s or the JIZMD’s accounts appearing in its bookkeeping system, by means of sending a ledger to the University’s financial comptroller accounts and reporting department and/or by means of sending the transactions in a computer file according to the University’s specifications, if and when it will be required to do so in writing. The Lessee will bear the cost of preparing the data file, as required.

This clause is a fundamental term in the Lessee’s engagement. The University and/or JIZMD may, without derogating from any other right whatsoever, offset against any payment that will be due from them to the Lessee, agreed and pre-determined compensation of NIS 5,000 in respect of the Lessee’s failure to comply with this undertaking.

10.	Damages

10.1
The Lessee undertakes to bear full and exclusive responsibility for all and any act of it or of any of the persons who are employed by it or who operate on its behalf for any harm or expense and/or damage of any kind whatsoever that will be caused to any person, including the University and/or JIZMD, as a result of or in consequence of the performance or breach of this Agreement, and undertakes to reimburse the University and/or the JIZMD for any such expense or damage or loss, upon first demand.

10.2
The Lessee undertakes to dispose of any claim that will be brought in respect of such harm or the cause of such damage against the University and/or the JIZMD, immediately upon demand. Any claim that will be brought against the University or the JIZMD in respect of the cause of such damage, will be referred to the Lessee, who will handle any such claim and will be solely responsible to bear all financial expense that will be involved in such claim, and will similarly pay any compensation that will be adjudicated by law.

11.	Insurance

11.1
The Lessee undertakes to effect and maintain at its own expense, the insurances described in Appendix “A” for the entire duration of the Agreement and furnish to the JIZMD upon the signature of this Agreement, a certification confirming the existence of insurances (Appendix “A”), as attached hereto as an integral part hereof, signed by the insurance company approved by the JIZMD. The presentation of the certification of the existence of the insurances constitutes a fundamental term of the Agreement.

11.1.1
The Lessee undertakes to co-operate with the University and/or the JIZMD in investigating damage and its precise circumstances, and do everything that will be required in order to bring about a settlement of claims to pay insurance compensation, as required under the policies.

11.1.2
The Lessee undertakes to maintain and fulfil all of the terms of the insurance policies strictly to the letter, and without derogating from the generality of the foregoing, to conform with all of the safety and caution provisions that are comprised in the insurance policies.

11.1.3
The Lessee undertakes to strictly fulfil all of the requirements of the insurance policies and effect any act that will be required to do by JIZMD and/or the University in order to exercise the rights under the insurance policies where necessary, including joining in a claim of the University or the JIZMD under the insurance policies, if same is required by the University or JIZMD.

11.1.4
Should the Lessee have breached the provisions of the policies in a manner that abrogates its rights or the rights of the University or of the JIZMD under the policies, the Lessee will be fully and exclusively responsible for the damages, without being afforded any claim whatsoever against the University or the JIZMD for any damage or other loss that will be incurred by it in consequence thereof.

11.2	The Lessee will be exclusively responsible for all of the uninsured damages for which the responsibility falls on it by virtue of the clauses of this Agreement.

11.3	The Lessee shall bear the payments that are imposed upon it as an employer according to the National Insurance Law and/or any other law dealing with employee insurance by employers.

11.4
The Lessee hereby undertakes to punctually pay the insurance premiums. Should the Lessee fail to punctually pay any insurance premiums, the JIZMD may, at its discretion, pay the unpaid rate and deduct the amount of the premium out of the payments that are due to the Lessee under this Agreement. The foregoing will not derogate in any manner from the Lessee’s responsibility.

11.5
The JIZMD may offset against the payments to which the Lessee is entitled by virtue of this Agreement or for any other reason, sums that are claimed from the University or the JIZMD by any third party in respect of an act or omission falling within the Lessee’s responsibility, as stated above, and/or in respect of damages that have been caused to the University or the JIZMD by reason of any act or omission which fall within the Lessee’s responsibility as stated.

11.6	The Lessee shall furnish an insurance existence certificate –contracting works, as stated in clause 5.1.4 above.

12.	Inspection

12.1
The JIZMD, through its representatives, may enter upon the Premises, by arrangement with the Lessee a reasonable time in advance, and examine the Lessee’s fulfilment of his obligations according to this Agreement and demand and obtain any relevant information thereto from the Lessee.

12.2	The JIZMD may, from time to time, prevent and limit or impose conditions on such terms as it deems fit, on the lease and any service in the areas in relation to any person or class of persons.

13.	Guarantees and collateral

13.1
The Lessee undertakes to furnish to the JIZMD collateral for the performance of each of the terms of this Agreement including collateral for payment of all those payments which the Lessee is liable to pay according to this Agreement, including rent and all of its undertakings hereunder.

The furnishing of the following collateral is a condition for conveying possession:

The Lessee will deposit an autonomous and unconditional bank guarantee in the form attached hereto as Appendix “C”, linked to the CPI of the month of January 2013, that stands at 100.3 points according to the 2012 base, to the order of the Jerusalem Industrial Regional Management and Development Administration Ltd., and/or the Hebrew University of Jerusalem, in an amount equal to 3 months’ rent (plus VAT) i.e. the sum of NIS 37,326 (thirty seven thousand and three hundred and twenty six shekels), to be in force until the expiration of 60 days after the expiration of the Lease Term (hereinafter: “the Collateral”), to secure the full performance of the Lessee’s undertakings and the JIZMD and/or the University may exercise the same in such manner as it deems fit, in order to fulfil the Lessee’s obligations.

13.2
It is agreed that JIZMD and/or the University may realize the collateral at any time in order to cover any payment and any debt that will be passed due and outstanding by the Lessee within 30 days of the date it will have been required to do so, by the JIZMD, by written notice.

It is hereby declared that the realization of the Collateral by JIZMD and/or the University in order to cover payment of the rent on the dates specified in clause 9.2 above will be made immediately, and without prior notice.

The JIZMD and/or the University may realize the Collateral by way of deduction out of the guarantee monies.

13.3
If the JIZMD or the University will have realized the Collateral or any part thereof, the Lessee will then be bound to make up, immediately upon the JIZMD’s or the University’s demand, any shortfall amount of the Collateral, following the realization.

13.4
Without derogating from the generality of the foregoing, the Lessee undertakes that throughout the entire Lease Term, Collateral in the amount as set in this Agreement will be available for the benefit of the JIZMD or the University.

13.5
The realization of the Collateral or part thereof by JIZMD or the University will be at the discretion of the JIZMD or the University only, after giving 14 days’ written notice and the Lessee neither has nor shall have any right to impute the collateral to any sum that it is bound to pay or demand that the JIZMD or the University will realize the collateral or any part thereof.

13.6
Upon the expiration of the Lease Term, and not prior to it having become clear to the JIZMD that the Lessee has fulfilled all of its undertakings under this Agreement, the JIZMD will return to the JIZMD the Collateral, or any sum that will be remaining thereof.

13.7
The realization of the Collateral or part thereof shall not be deemed to be payment or fulfilment of the Lessee’s undertakings according to the Agreement, and such realization shall not be deemed to be any waiver on the part of JIZMD or the University of any breach whatsoever that has been committed by the Lessee, nor will it prejudice any right that will be available to the JIZMD or the University according to the Agreement and by law, including any claim for an additional payment if it transpires that the collateral will be insufficient to cover all of the Lessee’s debts, monies and cover any other obligation.

14.	Assignment of the Agreement

14.1
The Lessee undertakes not to transfer or convey or lease or assign to any person or other entity its rights under this Agreement, in whole or in part, nor suffer any others to use the same nor co-operate with others the use thereof.

14.2	This clause is a fundamental term of this Agreement and the breach thereof will constitute a fundamental breach.

15.	Breach, rescission of the Agreement and agreed compensation

15.1
Without derogating from the Lessee’s undertakings under this Agreement and the JIZMD’s right to obtain any relief or other remedy, the JIZMD may terminate this Agreement and demand the Lessee’s immediate eviction, in the following cases:

15.1.1
If the Lessee is in breach of or fails to perform any principal term of this Agreement, and has failed to rectify the breach within 15 days of the date of written notice to do so having been given to it.

15.1.2
The Lessee has been declared bankrupt or it is under receivership or a liquidator has been appointed or attachment imposed upon the Lessee’s assets, and such order will not have been vacated within 7 days of the date on which it is granted.

15.2
Without derogating from any other relief vested in the JIZMD by law or under this Agreement, if the Lessee commits a fundamental breach of this Agreement the Lessee will pay to the JIZMD as agreed and pre-determined compensation, an amount in shekels equal to the rent payable in respect of six months lease.

16.	Vacating the Premises

16.1
Upon the earlier of the expiration of this Agreement or the termination thereof according to clause 15 above, or upon the conclusion thereof for any other reason, the Lessee undertakes to vacate the Premises and reinstate the same to a good and proper condition, subject to fair wear and tear, to the JIZMD. Should the Lessee have failed to vacate the Premises, the JIZMD may remove any of its equipment and possessions from the Premises, at its expense. It is hereby clarified that the Lessee may not remove or dismantle from the Premises any permanent equipment or any installation that has been made according to clause 6 above, notwithstanding that it is capable of being removed, such as air conditioners, radiators, electricity boards etc.

16.2
Without derogating from the JIZMD’s remaining rights, in the event of the Lessee failing to vacate the Premises on the expiration of the Lease Term or upon the rescission or termination thereof for any reason whatsoever or immediately after a lawful demand of JIZMD, the Lessee undertakes to pay to the JIZMD for each day of delay in surrendering the Premises, an amount equal to 10% of the monthly rent for each day of delay, together with indexation differentials and interest, as described in clause 9.7 above.

16.3
Without derogating from the foregoing, the JIZMD may, in the event of the non-vacation on due date, cause the electricity supply, water, telephone and the like to be disconnected, at its discretion. The Lessee shall solely bear all damages ensuing in consequence thereof.

16.4	This clause is a fundamental term the breach of which will constitute a fundamental breach.

17.	Offset

The JIZMD may offset against the monies that will be due from it to the Lessee any sum that is due to it from the Lessee, for any reason whatsoever, including any unliquidated amount.

18.	General

18.1	The provisions of the Contracts (Remedies for Breach of Contract) Law, 5731-1970, shall apply to a breach of this Agreement.

18.2	No modification in any of the terms of this Agreement shall be of any effect unless made in writing.

18.3
The territorial jurisdiction to dispose of any dispute related to the performance or breach of this Agreement or the tenancy relationship between the parties, shall be vested in the courts of Jerusalem and in those courts only.

19.	Notices

The parties’ addresses in this Agreement are as set forth in the preamble to this Agreement. Any notice sent by registered mail will be deemed to have reached its destination 72 hours after the time of its dispatch and if delivered personally – at the time of delivery.

In witness whereof the parties have set their hands on the date and place first above written

/s/ Israel Amichai	/s/ Aharon Schwartz
/s/ Lior Oron	/s/ Jonathan Burgin
The Jerusalem Industrial Zone Management	Lessee -
and Development for Administration Ltd.	BioCancell Therapeutics
By the Hebrew University Property Company Ltd.	Israel Ltd.

I, Advocate Avi Nadler, the undersigned, the lawyer of BioCancell Therapeutics Israel Ltd. corporate number: 513597856, hereby certify that:
Mr. Aharon Schwartz, I.D. 003651627, Chairman, and
Mr. Jonathan Burgin, I.D. 012714515, CEO.
Signed this Agreement on behalf of the Company before me, and are empowered to sign on its behalf and their signature is binding on the company, according to its by-laws.

Name: Avi Nadler.	Lawyer’s signature: /s/ Avi Nadler
Stamp.	Date: 5 December, 2013
Lic. No.: 50750.